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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2008

State Street Corporation
(Exact name of registrant as specified in its charter)

Massachusetts (State of Incorporation)	001-07511 (Commission File Number)	04-2456637 (IRS Employer Identification Number)
One Lincoln Street, Boston, Massachusetts (Address of principal executive offices)		02111 (Zip code)
Registrant's telephone number, including area code: (617) 786-3000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.    Results of Operations and Financial Condition.

        On October 15, 2008, State Street Corporation issued a news release announcing its results of operations and related financial information for the third quarter of 2008. A copy of that news release is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

        In addition, copies of slide presentations pertaining to (a) State Street's participation in the Federal Reserve's Asset Backed Commercial Paper Money Market Liquidity Facility and Commercial Paper Funding Facility, (b) State Street's investment portfolio as of September 30, 2008 and (c) State Street's asset-backed commercial paper conduit program as of September 30, 2008, each of which will be referenced in connection with the investor conference call to be held by State Street on October 15, 2008, are furnished with this Form 8-K as Exhibits 99.2, 99.3 and 99.4, respectively.

        The information in this Item 2.02, and in Exhibits 99.1, 99.2, 99.3 and 99.4 attached to this Form 8-K, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall this Item 2.02, such Exhibits 99.1, 99.2, 99.3 and 99.4 or any of the information contained therein be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.    Other Events.

        In addition to furnishing the disclosure provided in Item 2.02, we are filing this Form 8-K for the purposes of updating our risk factor disclosures. Unless otherwise indicated or unless the context requires otherwise, all references in this Form 8-K to "State Street," "we," "us," "our," or similar terms means State Street Corporation and its subsidiaries on a consolidated basis.

Risk Factors

        This Form 8-K and other reports filed by us under the Securities Exchange Act of 1934 or registration statements filed by us under the Securities Act of 1933 contain statements that are considered "forward looking statements" within the meaning of United States securities laws. In addition, State Street and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends, management's future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as "expect," "look," "believe," "anticipate," "estimate," "seek," "may," "will," "trend," "target," and "goal" or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about State Street's confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

        Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management's expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management's expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to State Street and its subsidiaries, including State Street Bank. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based include, but are not limited to:

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  the financial strength of the counterparties with which we or our clients do business and with which we have investment or financial exposure;

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  the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities, and the liquidity requirements of our customers;

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  potential changes to the competitive environment due to the effects of consolidation, regulation and perceptions of State Street as a suitable service provider or counterparty;

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  the level and volatility of interest rates, particularly in the United States, Europe and the Asia/Pacific region; and the performance and volatility of securities, credit, currency and other markets in the United States and internationally;

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  economic conditions and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets in the United States and internationally;

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  our ability to measure the fair value of securities in our investment securities portfolio and in the asset-backed commercial paper conduits we sponsor, particularly given current market conditions for many of these securities;

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  the credit quality and credit agency ratings of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss, the maintenance of credit agency ratings for our debt obligations as well as the level of credibility of credit agency ratings;

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  our ability to attract non-interest bearing deposits and other low-cost funds;

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  the possibility that changes to accounting rules or in market conditions or asset performance may require any off-balance sheet activities, including our asset-backed commercial paper conduits to be consolidated into our financial statements, requiring the recognition of associated losses, if any;

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  the results of litigation and similar disputes and, in particular, the effect that current or potential litigation may have on our reputation and State Street Global Advisors', or SSgA's, reputation, and our ability to attract and retain customers; and the possibility that the ultimate costs of the legal exposure associated with certain of SSgA's actively managed fixed-income strategies may exceed or be below the level of the related reserve, in view of the uncertainties of the timing and outcome of litigation and the amounts involved;

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  the possibility of further developments of the nature that previously gave rise to the legal exposure associated with certain of SSgA's actively managed fixed-income and other investment strategies;

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  our ability to integrate acquisitions into our business, including the acquisition of Investors Financial Services Corp., or Investors Financial;

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  the performance and demand for the products and services we offer, including the level and timing of withdrawals from our collective investment products;

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  the enactment of legislation and changes in regulation and enforcement that impact us and our customers, as well as the effects of legal and regulatory proceedings, including litigation;

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  our ability to continue to grow revenue, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements;

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  our ability to navigate systemic risks and control operating risks;

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  our ability to obtain quality and timely services from third parties with which we contract;

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  trends in the globalization of investment activity and the growth on a worldwide basis in financial assets and the resulting sovereign and monetary policy risks;

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  trends in governmental and corporate pension plans and savings rates;

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  changes in accounting standards and practices, including changes in the interpretation of existing standards, that impact our consolidated financial statements; and

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  changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

        Therefore, actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed above, below and elsewhere in this Form 8-K or disclosed in our other Securities and Exchange Commission, or SEC, filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the time this Form 8-K is filed with the SEC. State Street undertakes no obligation to revise the forward-looking statements contained in this Form 8-K to reflect events after the time it is filed with the SEC. The factors discussed above and below are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

        Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate State Street. Any investor in State Street should consider all risks and uncertainties disclosed in our SEC filings, including this and our other reports on Forms 8-K, 10-K and 10-Q and our registration statements under the Securities Act of 1933, all of which are accessible on the SEC's website at www.sec.gov or on our website at www.statestreet.com.

        The following is a discussion of risk factors applicable to State Street.

Recent Market Disruptions and Related Governmental Actions

        Our businesses are affected by global economic conditions, political uncertainties and volatility and other developments in the financial markets. Factors such as interest rates and commodities prices, regional and international rates of economic growth, inflation, political instability, the liquidity and volatility of fixed-income, equity, credit, currency, derivative and other financial markets, and investor confidence can significantly affect the businesses in which we and our customers are engaged. Such factors have affected, and may further unfavorably affect, both regional and worldwide economic growth, creating adverse effects on many companies, including us, in ways that are not predictable or that we may fail to anticipate.

        Since mid-2007, global credit and other financial markets have suffered substantial stress, volatility, illiquidity and disruption. These forces reached unprecedented levels in September and October 2008, resulting in the bankruptcy or acquisition of, or government assistance to, several major domestic and international financial institutions. These events have significantly diminished overall confidence in the financial markets and in financial institutions, generally. This reduced confidence could further exacerbate the overall market disruptions and risks to market participants, including State Street.

        The recent market developments and the potential for increased and continuing disruptions present considerable risks to our businesses and operations. Since September 2008, for example, we have managed our counterparty and business exposure for the bankruptcies of Lehman Brothers Holdings Inc. and its affiliates, or Lehman, and Washington Mutual Inc. and its affiliates, although we have recorded a $200 million reserve in relation to Lehman. We also face the increased risk of potential bankruptcies or credit deterioration of other major financial institutions, some of with which we or our clients have substantial relationships. Also during this time, several unaffiliated money market funds have suffered losses and a money market fund failed to maintain a constant net asset value of $1.00. Events of this nature affecting our counterparties and customers have the potential to result in significant exposures, whether counterparty, credit or otherwise, to most or all of our businesses, including, in particular, custody, foreign exchange trading brokerage activities, securities finance and investment management. During this period, we also experienced substantial inflows of liquid assets, particularly in terms of deposits; however, the contraction in the number of counterparties for which we had a favorable credit assessment made it difficult to invest, even on an overnight basis, all of our available liquidity, which adversely impacts the rate of return that we can earn on these assets. At the same time, we funded higher than normal levels of overdrafts by mutual funds and other collective investment vehicles, with particular liquidity requirements by money market funds. These higher than normal demands for liquidity from our customers may continue. Our asset-backed commercial paper conduit program experienced significantly reduced demand for its commercial paper financing, resulting in our purchasing historically high levels of commercial paper from our conduits and holding it on our balance sheet. See "Liquidity and Balance Sheet Risk—Asset-Backed Commercial Paper Conduits."

        Subsequent to September 30, 2008 market conditions continued to worsen, and in some areas of the market, the deterioration of conditions accelerated. Further deterioration or a continuation of recent market conditions is likely to lead to a continued decline in the value of assets under management and custody, which would reduce our asset-based fee revenue and may adversely impact other transaction-based revenue, such as securities finance revenue, and the volume of transactions that we execute for our customers.

        Among the issues that have arisen in the fixed-income market during the recent weeks are concerns about money market funds and cash collateral pools. The issues have arisen in part as a result of a money market fund failing to maintain a net asset value of $1.00, significant outflows from money market funds generally, high profile terminations of lender participation in securities lending programs, Federal Reserve and Treasury programs intended to support these products and support by some sponsors of their products following disclosures that the funds held material positions in certain issuers that have defaulted or been downgraded. SSgA is a leading manager of both money market, cash collateral and other cash products, with approximately $595.5 billion under management in those products as of September 30, 2008. While during the past month our funds have neither required any financial support nor incurred any losses in connection with any defaults, we have experienced increased redemption activity as the money market funds and collateral pools have accommodated the need to return collateral as the market value of securities on loan has declined and as participants in our lending program have reduced or terminated their lending. For clients that invest directly or indirectly in certain of the collateral pools and seek to terminate participation in lending programs, we have required, in accordance with the applicable client arrangements, that these withdrawals from the collateral pools take the form of in-kind distributions of securities. If the level of redemption activity persists at above normal levels, it could become more difficult to manage the liquidity requirements of these funds, and we may support the liquidity of these funds. Although we are entitled to make distributions in-kind, clients have in some cases sought, and may in the future seek, reimbursement for any loss that they incur in connection with the disposition of such securities.

        In addition to the impact on the market value of client portfolios, the illiquidity and volatility of both the global fixed-income and equity markets have negatively affected the ability of SSgA to manage client inflows and outflows from other pooled investment vehicles. The lack of liquidity in fixed-income markets has made it difficult in certain cases to meet client redemption requests. The extreme volatility in the equity markets has led to potential for the return on passive and quantitative products deviating from their target return. The temporary closures of securities exchanges in certain foreign markets such as Brazil and Russia create a risk that client redemptions in SSgA pooled investment vehicles will result in significant tracking error and underperformance relative to stated benchmarks.

        In response to recent market disruptions, legislators and financial regulators implemented a number of mechanisms designed to add stability to the financial markets, including the provision of direct and indirect assistance to distressed financial institutions, assistance by the banking authorities in arranging acquisitions of weakened banks and broker-dealers, implementation of programs by the

Federal Reserve to provide liquidity to the commercial paper markets, including the Boston Federal Reserve Bank's Asset-Backed Commercial Paper Money Market Liquidity Facility, or AMLF, and Commercial Paper Funding Facility programs, and temporary prohibitions on short sales of certain financial institution securities. On October 3, 2008, President Bush signed into law the Emergency Economic Stabilization Act of 2008, or EESA, which, among other things, empowers the Secretary of the Treasury to purchase from financial institutions up to $700 billion of troubled assets, including commercial and residential mortgages and related securities. On October 14, 2008, the U.S. Secretary of the Treasury announced the TARP Capital Purchase Program, a program in which we have agreed to participate under which Treasury has allocated $250 billion of the funds available under EESA for the purchase of equity interests in qualifying financial institutions. The overall effects of these and other legislative and regulatory efforts on the financial markets is uncertain, and they may not have the intended stabilization effects. In addition to these actions in the United States, several European nations have taken regulatory and other steps to support financial institutions, guarantee deposits and to seek to stabilize the financial markets. While these measures have been taken to support the markets, these actions may have unintended consequences on the global financial system or our businesses, including reducing competition, increasing the general level of uncertainty in the markets or, in the case of non-U.S. jurisdictions, favoring certain domestic institutions or depositors. Should these or other legislative or regulatory initiatives fail to stabilize and add liquidity to the financial markets, our business, financial condition, results of operations and prospects could be materially and adversely affected.

        Even if legislative or regulatory initiatives or other efforts successfully stabilize and add liquidity to the financial markets, we may need to modify our strategies, businesses or operations, and we may incur increased capital requirements and constraints or additional costs in order to satisfy new regulatory requirements or to compete in a changed business environment. For example, temporary prohibitions and restrictions on short sales of securities designed to address perceived abuses have impacted the value of securities on loan, and continued reductions in the overall volume of short sales likely would decrease our securities finance revenues. In addition, media and regulatory focus upon short selling and losses incurred in securities finance programs sponsored by other financial institutions has caused some institutional investors to reduce or eliminate their securities finance programs. If such a trend were to be more than temporary or if future regulation affects our business model or the demand for our services, both our income from securities finance operations and the liquidity and market value of the collateral pools in which our customers invest may be adversely affected. In addition, further consolidation within the financial services industry of customers and viable counterparties could potentially result in downward pricing pressure across our businesses. It is uncertain what effects recently enacted or future legislation or regulatory initiatives will have on us. Given the volatile nature of the current market disruption and the uncertainties underlying efforts to mitigate or reverse the disruption, we may not timely anticipate or manage existing, new or additional risks, contingencies or developments, including regulatory developments and trends in new products and services, in the current or future environment. Our failure to do so could materially and adversely affect our business, financial condition, results of operations and prospects.

Counterparty and Credit Risk

        The financial markets generally are characterized by extensive interconnections among financial institutions. This is particularly true for several of our lines of business, including Treasury operations, currency and other trading and securities lending. These interconnections present significant risks to us and our customers as the failure or perceived weakness of any of our counterparties has the potential to expose us to risk of loss. Other financial institutions, including banks, broker-dealers and insurance companies, have historically been our most significant counterparties.

        Our focus on large institutional investors and their businesses requires that we assume secured and unsecured credit and counterparty risk, both on- and off-balance sheet, in a variety of forms. We may experience significant intra- and inter-day credit exposure through settlement-related or redemption-related extensions of credit. The degree of the demand for such overdraft credits tends to increase during periods of market turbulence as investors in collective investment vehicles for which we act as custodian may engage in significant redemption activity that was not anticipated by the fund's manager. From time to time, we may assume concentrated credit risk at the individual obligor, counterparty, guarantor, industry and/or country level, thereby potentially exposing us to a single market or political event or a correlated set of events. We, and our clients, tend to have concentrated counterparty exposure to broker-dealers and other financial institutions. The current instability of the financial markets has resulted in many financial institutions becoming significantly less creditworthy, and we are exposed to the related counterparty risks. The credit quality of our on- and off-balance sheet exposures may be affected by many factors, such as economic and business conditions or deterioration in the financial condition of an individual counterparty, group of counterparties or asset classes. If a significant economic downturn occurs in either a country or a region, or we experience a default by a significant individual counterparty, we could incur financial losses that could materially adversely affect our business, financial condition and results of operations.

        We seek to mitigate those risks in several ways, including by establishing cross product exposure limits to each counterparty and diversifying our counterparties, subject to our primary concern of limiting our exposure to financial institutions that present limited credit risks; and requiring that certain types of transactions, such as securities loans or repurchase arrangements, be supported by collateral. Given the limited number of strong counterparties in the current market and the substantial excess liquidity, through deposits and other sources, that we have experienced during the recent financial disruption, it is not possible to mitigate all of our and our customers' counterparty credit risk. The combinations of financial service firms announced in the third and fourth quarters of 2008 have increased the concentration of our counterparty risk. We are also generally not able to net exposures across counterparties that are affiliated entities; as a consequence, we may incur a loss in relationship to one entity even though our exposure to one of its affiliates is over-collateralized. Moreover, not all of our counterparty exposure is secured, and when our exposure is secured, the realizable market value of the collateral may be less than the value of the secured obligations. This risk may be particularly acute if we are required to sell the collateral into an illiquid or temporarily impaired market. In some cases, we have indemnified customers against a shortfall in the value of collateral. In addition, the greater the mismatch between the duration of our obligation to and our rights against other financial institutions, the more significant the risk of interdependencies become.

        For example, the Lehman bankruptcy announced in September 2008 necessitated the unwinding of a number of positions in which Lehman was the counterparty where we acted as principal or as agent on behalf of our customers. The positions in which we acted as principal consist primarily of forward foreign exchange contracts and interest rate swap positions. The positions in which we acted as agent on behalf of our customers consist primarily of the securities lending arrangements, repurchase arrangements and sub-custodial and prime brokerage arrangements, which are further discussed below. The money market funds and cash collateral pools that SSgA manages do not hold any obligations issued by Lehman.

        All of our clients' securities lending exposure to Lehman is collateralized. The unwinding of securities lending positions generally entails both the purchase in the market of the securities on loan and the disposal of collateral in order to offset the costs of the market purchase. We have returned all securities out on loan to our customers either by entering into orderly unwind arrangements with Lehman or by purchasing securities on loan in the applicable markets. Most of the collateral we held on behalf of clients has been or is in the process of being liquidated, and we anticipate that the cash generated will be sufficient to cover the cost of unwinding these positions. There can be no assurance given current market conditions that this will be the case.

        Our clients often purchase securities, or collateral, from a broker-dealer under repurchase arrangements as a method of reinvesting the cash collateral they receive from lending their securities. Under these arrangements, the broker-dealer is obligated to repurchase the collateral from the client at the same price at some point in the future. The anticipated value of the collateral exceeds the broker-dealer's repayment obligation. In certain cases, we agree to indemnify our clients for the amount of the repurchase obligations. In the case of some of our customers that entered into repurchase agreements with Lehman, we indemnified obligations totaling $1 billion and have since paid this amount to our customers. Upon such payments, we took possession of the collateral subject to our customers' repurchase agreements with Lehman. This collateral consists of mortgages. In the current market environment, the value of this collateral is likely less than $1 billion. Based upon our current assessment of the likely proceeds to be received from the disposition or maturity of this collateral, we have established a reserve of $200 million to cover the potential loss. We are continuing to evaluate the mortgages held as collateral. Upon further evaluation, we may determine that it is necessary to increase the size of the reserve. In addition, upon disposition or maturity of the collateral, the loss incurred may be greater or less than the reserve established. It is possible that we will incur similar losses in the future to the extent that other counterparties to our customer's indemnified repurchase obligations default under those obligations and the realizable value of the underlying collateral is less than the amount of the obligations.

        We appointed Lehman as sub-custodian or prime broker for some custody customers and some investment funds managed by SSgA. For custody customers, we made this appointment at their direction. In the case of investment funds managed by SSgA, we appointed Lehman in our capacity as manager of those funds. As of September 15, 2008, the date Lehman was placed in administration, our custody customers had claims against Lehman of approximately $325 million and our investment funds had claims against Lehman of approximately $312 million in connection Lehman's role as a sub-custodian or prime broker. It is currently not possible to estimate the actual amount of such claims. While we believe we acted appropriately in appointing Lehman as a sub-custodian and a prime-broker, some customers may seek to have us compensate them for their losses.

        Our counterparties, as well as our customers, rely upon our financial strength and stability and evaluate the risks of doing business with us in a manner similar to how we evaluate the risks of doing business with them. If we experience diminished financial strength or stability, actual or perceived, including due to market or regulatory developments, our announced or rumored business developments or results of operations, a lowered stock price or a reduced credit rating, our counterparties may become less willing to enter into transactions, secured or unsecured, with us, our customers may reduce or place limits upon the level of services we provide them or seek other service providers and our prospective customers may select other service providers. The risk that we may be perceived as less creditworthy relative to other market participants is increased in the current market environment, where the consolidation of financial institutions, including major global financial institutions, is resulting in a smaller number of much larger counterparties and competitors. If our counterparties perceive us to be a less viable counterparty, our ability to enter into financial transactions on terms acceptable to us or our customers, on our or our customers' behalf, will be materially compromised. If our customers reduce their deposits with us or select other service providers for all or a portion of the services we provide them, our net interest and fee revenues will decrease accordingly.

Liquidity and Balance Sheet Risk

        The management of liquidity risk is critical to the management of our consolidated balance sheet and to our ability to service our customer base. In managing our consolidated balance sheet, our primary source of funding is customer deposits. These deposits are predominantly short-term, transaction-based deposits by institutional investors. Our ability to continue to attract these deposits, and other funding sources such as certificates of deposit and commercial paper, is subject to variability based upon a number of factors, including volume and volatility in the global securities markets, our credit rating and the relative interest rates that we are prepared to pay for these liabilities.

        Financial institutions, including us, are dependent upon access to the markets for short-term funding to their operations. The availability of credit in short-term markets is highly dependent upon the perception of the liquidity and creditworthiness of the financial institution, which perception can change quickly in response to market conditions or circumstances unique to a particular counterparty. Historically relevant indicators, such as credit ratings, have recently significantly lagged actual changes in market sentiment with respect to particular issuers. Concerns about our financial condition, or concerns about our exposure to other institutions to whom we have counterparty exposure, could adversely impact our sources of liquidity.

        Various rating agencies publish credit ratings for our debt obligations. These rating agencies regularly evaluate us and their rating of our obligations is based on a number of factors, some of which relate to our performance and other corporate developments, including financings, acquisitions and joint ventures, and some of which relate to general industry conditions. It is likely that rating agencies will review our ratings in light of our announcement of financial results for the third quarter of 2008, which we announced on October 15, 2008. There can be no assurance that we will maintain our current ratings, and the current market environment and exposure to other financial institution counterparties increases this risk. Downgrades in our credit ratings may adversely affect our borrowing costs, capital costs and our ability to raise capital and, in turn, our liquidity. A failure to maintain an acceptable credit rating on our obligations may also preclude us from being competitive in certain products or be negatively perceived by our customers or counterparties or have other adverse reputational effects, some of which may be material.

        We generally use our sources of funds to invest in a portfolio of investment securities and to maintain the liquidity necessary to extend credit to our customers. These funds are invested in a variety of assets ranging from short-term interest-bearing deposits with banks to longer-maturity investment securities. While we have historically maintained our investment portfolio at a relatively short duration with respect to interest-rate risk, the average maturity of the investment portfolio is significantly longer than the contractual maturity of our deposit base. In addition, as part of our custody business, we provide overdraft financing to our customers, and liquidity lines to third-party commercial paper conduits and mutual funds, as well as more traditional extensions of credit. The demand for credit is difficult to forecast and control, and may be at its peak at times of disruption in the securities markets, potentially compounding liquidity issues. In addition, demand for liquidity has been extremely high in the current market environment.

        Periods of financial disruption and negative developments in our business can adversely affect the availability and cost of our funding sources. In such events, our cost of funds may increase, thereby reducing our net interest revenue, or we may need to dispose of a portion of our investment portfolio, which, depending upon market conditions, could result in our realizing a loss or experiencing other adverse accounting consequences. Our efforts to monitor and manage liquidity risk may not be successful or sufficient to deal with dramatic or unanticipated changes in the global securities markets or other event-driven reductions in liquidity.

        The disruption in the global fixed-income securities markets beginning in the third quarter of 2007 has had a substantially greater impact upon liquidity and valuations in those markets than has historically been experienced. This lack of liquidity has become more pronounced during the first nine months of 2008 and became more acute since September 30, 2008. Because demand from investors for fixed-income products has markedly decreased and dealers have been less prepared to take principal exposures, funding sources, such as the commercial paper markets for conduits, have been less reliable and more expensive. In addition, liquidity in the inter-bank market, as well as the markets for commercial paper, certificates of deposits and other short term instruments, have significantly contracted. At the same time, the ability of the markets to absorb the sale of certain types of fixed-income securities has been substantially impaired. These market conditions have made the management of our own and our customers' liquidity significantly more challenging. A further deterioration in the credit markets or a prolonged period without improvement of market liquidity from the levels at the end of the third quarter could adversely affect our consolidated financial position, including our regulatory capital ratios, and could adversely affect our results of operations and our business prospects.

  Fair Valuation of Investment Portfolio

        At September 30, 2008, approximately 30% of our consolidated total assets and approximately 4% of our consolidated total liabilities were carried at fair value. Of the total assets carried at fair value, approximately $68.88 billion consisted of investment securities available for sale, with the remainder primarily composed of derivative instruments. Approximately 90% of the available-for-sale securities and substantially all of the derivative instruments were categorized in level 2 of the valuation hierarchy (meaning that their fair value was determined by reference to quoted prices for similar assets or liabilities or other observable inputs), with the remaining amounts categorized in level 3 (meaning that their fair value was determined by reference to inputs that are unobservable in the market and therefore require a greater degree of management judgment). Excluding the effect of master netting agreements, the fair value of level 3 financial assets at September 30, 2008 was $8 billion, or 9% of total assets carried at fair value, and the fair value of level 3 financial liabilities was $645 million, or 4% of total liabilities carried at fair value. The determination of fair value for securities categorized in level 2 or 3 involves significant judgment due to the complexity of factors contributing to the valuation, many of which are not readily observable in the market. The current market disruptions make valuation even more difficult and subjective. In addition, we have historically placed a high level of reliance on information obtained from a third-party source to measure fair values. Third-party sources also use assumptions, judgments and estimates in determining securities values, and different third parties may use different methodologies or provide different prices for securities. In addition, the nature of the market participant that is valuing the securities at any given time (for example, if the participant is an investment bank rather than a securities pricing provider) could impact the valuation of the securities. Moreover, depending upon, among other things, the measurement date of the security, the subsequent sale price of the security may be different from its recorded fair value. These differences may be significant especially if the security is sold during a period of illiquidity or market disruption or as part of a large block of securities under a forced transaction. See note 9, "Fair Value Measurements," to the consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 for a more detailed discussion of the criteria used to categorize securities in level 1, 2 or 3 of the valuation hierarchy.

        As of September 30, 2008, in connection with management's measurements of fair value referenced above, there were $3.3 billion of after-tax net unrealized losses associated with our investment securities portfolio. When the fair value of a security declines, management must assess whether that decline is "other-than-temporary." When the decline in fair value is deemed an "other-than-temporary" impairment, the amortized cost basis of the investment security is reduced to its then current fair value through a charge to earnings. The review of whether a decline in fair value is other-than-temporary considers numerous factors, including adverse situations that might affect the ability to fully collect interest and principal; the credit quality and performance of any underlying collateral and guarantees; the length of time the amortized cost has exceeded the fair value and the severity of this impairment relative to the security's amortized cost basis; external credit ratings and current developments with respect to the security; management's intent and ability to hold the security until recovery in market value; management's assessment of current market conditions and future expectations; whether obligations are insured, and whether the insurers are currently being called upon to make payments and current and expected future interest rates. Many of these factors involve significant judgment. As 2008 has progressed, there has been an increasing number of downgrades and credit watches imposed by ratings agencies on the securities in our investment portfolio. If all or a significant portion of this unrealized loss were determined to be other-than-temporary impairment, we would recognize a material charge to earnings in the quarter during which such determination was made, our capital ratios would be adversely impacted and a rating agency might downgrade our credit rating or put us on credit watch. A downgrade or a significant reduction in our capital ratios might adversely impact our ability to access the capital markets or might increase our cost of capital.

  Asset-Backed Commercial Paper Conduits

        In our business activities, we assume liquidity and interest-rate risk in managing longer-term assets or asset pools for third parties that are funded on a short-term basis, or where the customers participating in these products may have a right to the return of cash or assets on limited notice. These business activities include, among others, the unconsolidated asset-backed commercial paper conduits administered by our Structured Products group, securities finance collateral pools and money market and other short-term investment funds.

        In the asset-backed commercial paper conduits, for example, pools of medium- and long-term financial instruments, principally mortgage- and other asset-backed securities, are financed through the issuance of short-term commercial paper. The conduits strive to maintain a positive margin between the rate of return on their longer-term assets and the short-term cost of funding. This mismatch in the maturity of the investment pools and funding creates risk if disruptions occur in the liquidity of the short-term debt or asset-backed securities markets, or if the cost of short-term borrowings exceeds the conduits' rate of return on their investment pools or purchased assets.

        In connection with the administration of the activities of the asset-backed commercial paper conduits, we provide contractual back-up liquidity to the conduits if they cannot meet their liquidity needs through the issuance of commercial paper. In the event that maturing commercial paper cannot be placed by the conduits, we are required by contract to, among other things, provide liquidity to the conduits by purchasing portfolio assets from them. If required, the securities are purchased at prices determined in accordance with existing contractual terms of the liquidity asset purchase agreement, which may exceed their fair value. These purchases are funded from our general liquidity, and the assets are recorded on our consolidated balance sheet. We also provide liquidity by purchasing commercial paper or providing other extensions of credit to the conduits. As of September 30, 2008, we held on our consolidated balance sheet an aggregate of approximately $7.82 billion of commercial paper issued by the conduits, including $1.63 billion under the AMLF, compared to $212 million as of June 30, 2008, $292 million as of March 31, 2008 and $2 million as of December 31, 2007. The highest total overnight position (including AMLF) in the conduits' commercial paper held by State Street was approximately $8.21 billion for the three months ended September 30, 2008 and the average total overnight position (including AMLF) for the same period was approximately $1.85 billion. Our contractual arrangements with the conduits also require that we purchase conduit portfolio assets under other circumstances, such as a downgrade of our credit rating.

        If circumstances change we may be required, under existing accounting standards, to consolidate some or all of the otherwise unconsolidated conduits onto our consolidated balance sheet. In the event State Street were to consolidate the conduits, there may be a significant charge reflecting the difference between the book value and the market value of each of the conduit's portfolios. For example, if changes in market conditions require us to update the assumptions in our expected loss model, we may be required to increase the amount of first-loss notes in order for the investors in the first-loss notes to continue to be considered the primary beneficiaries of the conduits. During the first six months of 2008, some of the conduits issued additional first-loss notes to third parties, increasing the total first-loss notes outstanding at September 30, 2008 to $66.39 million. In various circumstances, including if the conduits are not able to issue additional first-loss notes or take other actions, we may be deemed to be the primary beneficiary of the conduits and we would be required to consolidate the conduits' assets and liabilities onto our consolidated balance sheet. In addition, existing accounting standards may be changed or interpreted differently in the future in a manner that increases the risk of consolidation of the conduits.

        Consolidation, or the purchase of the assets of the conduits pursuant to the contractual agreements described above, could affect the size of our consolidated balance sheet and related funding requirements, our financial and regulatory capital ratios and, if the conduit assets include unrealized losses, could require us to recognize those losses. As of September 30, 2008, these unrealized losses amounted to $2.138 billion after-tax. Because of our contractual agreements to purchase assets from the conduits under specified conditions, we are also exposed to the credit risks in the conduits' portfolios, subject to first-loss coverage. Conditions in the financial markets that might warrant consolidation of the conduits or the purchase of assets may also require us to recognize other-than-temporary impairment in our investment portfolio. The Financial Accounting Standard Board is considering changes to accounting standards related to off-balance sheet vehicles such as the conduits and industry-wide revisions are under discussion that could require us to consolidate all of the conduits we administer into our financial statements on January 1, 2010.

        If consolidation of the conduits, purchase of the conduit assets pursuant to contractual arrangements or recognition of unrealized loss as other-than-temporary impairment were to occur, our capital ratios would be adversely affected. The degree of the adverse impact would depend upon many factors including our capital ratios at the time of such occurrence, the amount of loss realized, the timing of the consolidation and management actions, such as raising capital, that might mitigate the impact of a loss.

  Client Portfolios

        We also manage other assets that are funded in the short-term markets and invested in longer-term markets, including securities finance collateral pools and money market and other short-term investment funds. These businesses involve risks inherent in an arbitrage of funding and investment; however, in these businesses, we primarily act as agent and do not have direct principal risk. For example, if a money market fund that we manage were to have unexpected liquidity demands from investors in the fund that exceeded available liquidity, the fund could be required to sell assets to meet those redemption requirements, and it may then be difficult to sell the assets held by the fund at a reasonable price, if at all. Alternatively, although we have no such arrangements currently in place, we have in the past, and may in the future, guaranty liquidity to investors desiring to make withdrawals from the fund, and a significant amount of such guaranties could adversely affect our own liquidity and financial condition. Because of the size of the portfolios that we manage, we may not have the financial ability or regulatory authority to support the liquidity demands of our customers.

        The credit risks inherent in these portfolios are borne by the investors in the investment pools and not State Street. These investment pools may have significant exposure to individual credits. The incurrence of substantial losses in these pools, particularly in money market funds, could result in significant harm to our reputation and significantly and adversely affect the prospects of our associated business units. In some circumstances, we may seek to mitigate that risk by compensating the investment pools for all or a portion of such losses even though we are not contractually obligated to do so; however, that would potentially result in the recognition of significant losses or a greater use of capital than we have available and could in certain extreme situations require us to consolidate the investment pools onto our consolidated balance sheet.

        SSgA manages certain accounts that have the benefit of contractual arrangements with third party financial institutions, which allow the accounts to issue and redeem units based upon the book value of the account's assets rather than their market value. The third-party financial institutions, known as "wrap providers", generally have an obligation to fund any shortfall in the account after all qualified participant withdrawals have been redeemed at a price based upon the assets' book value. As of September 30, 2008, these accounts had a total book value of $14.8 billion, of which $10.1 billion is subject to contractual wrap arrangements and $4.7 billion consists of cash and guaranteed investment contracts. Several financial institutions currently provide such contractual wrap arrangements. Securities representing 97.78% of the book value of the $10.1 billion wrapped portion of these accounts are rated "AA" or better by either Moody's or Standard & Poor's as of September 30, 2008, and the average duration of the securities in the accounts was generally three years or less. Many of these accounts were significantly impacted by the volatility and lack of liquidity in the fixed-income securities markets beginning in the second half of 2007 and experienced a variance between market and book values greater than that experienced in more liquid markets. As contemplated when we established the reserve in connection with SSgA's active fixed-income strategies, we used $160 million of the reserve to decrease the difference between the market and book values of the wrapped portion of these accounts, and in part as a result of this action, the average market-to-book-value ratio of the wrapped portion of these accounts on January 31, 2008 increased to 96.77% from 93.43% on December 26, 2007.

        The volatility and illiquidity in the fixed-income securities markets during 2008 continue to impact the assets held by these accounts and have further reduced their market values. As of September 30, 2008, the average market-to-book-value ratio of the wrapped portion of these accounts was approximately 91.6%, and market conditions have continued to deteriorate since that time. This deficiency, or a further deterioration in the market-to-book-value ratio, could lead one or more wrap providers to discontinue their relationship with us. Factors that could lead to further deterioration in the market-to-book-value ratio, or the crediting rate earned by the accounts, include a decline in market value of securities held or of fixed-income securities generally due to illiquidity, interest-rate or credit risk or net cash outflows due to redemptions by participants in the accounts. A wrap provider could attempt to minimize its exposure to further deterioration in market value of the portfolio under its contract. It could do so by exercising its contractual right to require the account to be managed within more restrictive investment guidelines. This election is known as "immunization." Following such an election, investments made with additional cash contributions from participants are excluded from the wrap provider's contractual obligations. We also have the contractual right to elect to immunize all or a portion of these accounts at any time, including following receipt of notice of a wrap provider's election to terminate its agreement that benefit the accounts. The right of the participating investors to redeem their units at a price based on book value would not be affected by termination by a wrap provider or immunization. However, immunization of all or part of an account may adversely impact cash flows with respect to the account, potentially resulting in significant account redemptions. Moreover, our ability to continue to offer an attractive crediting rate on these accounts, our reputation as an asset manager and the amount of fees that we recognize from this portion of our business, would be adversely impacted.

        As a result of its decision to exit the business of providing wrap contracts, one of our wrap providers has notified us of its election to terminate its relationship with us which, unless extended, would cause us to begin the immunization process with respect to the applicable portion of the accounts as of November 3, 2008. We have sought to replace this wrap provider, but given the market conditions and the market-to-book ratio, we have not been able to do so to date. As a consequence, although we are not contractually obligated to do so, we are evaluating measures that we could take to support these accounts to avoid termination by other current wrap providers, including an additional cash infusion into certain of these accounts or the purchase of securities held by the accounts as to which there is not a liquid market in the current market environment. If we were to take these or other actions to support the accounts in the fourth quarter of 2008, the degree of support currently being contemplated could result in a pre-tax charge to earnings of between $400 million and $450 million. There can be no assurance that such measures or the proposed level of support would provide sufficient assurance to the wrap providers or the ERISA plans that have an interest in these accounts or that the ultimate cost of support will not be greater. Moreover, any action by us to support these accounts could result, depending on the nature and extent of such support, in the accounts being consolidated on our balance sheet for financial reporting purposes. If we were unable to replace one or more wrap providers that elect to terminate their arrangements with us, we may elect to immunize the portion of the accounts wrapped by the terminating wrap providers. Any action resulting in immunization of a part of an account could cause either the other wrap providers or us to elect immunization of the remainder of such account. In addition, a wrap provider may seek to eliminate or reduce its contractual obligations. Such an action could result in litigation with the defaulting wrap provider and the plans investing in the accounts. Any discontinuation of the contracts with our existing wrap providers, inability to enter into new contracts with other wrap providers, failure by a wrap provider to fund account shortfalls under its contract or action by us or by a wrap provider to immunize all or a portion of the wrapped accounts would adversely affect our business.

        Investment, operational and other decisions and actions, often made to achieve scale and other benefits, are implemented over multiple investment pools as applicable, increasing the opportunity for losses, even small losses, to have a significant effect. To mitigate these risks to the investment pools, we seek to prudently manage the duration and credit exposure of the pools, to satisfy large liquidity demands by the in-kind delivery of securities held by the pools and to closely monitor liquidity demand from investors; however, market conditions or increased defaults could result in our inability to effectively manage those risks. To some degree, all of our investment management pools present potential risks to our reputation and business prospects if the asset pools that we manage have higher than anticipated redemption or other liquidity requirements and the pools incur losses to meet such demands.

Strategic/Competition Risk

        We expect the markets in which we operate to remain both highly competitive and global across all facets of our business, resulting in increases in both regional and global competitive risks. We have experienced, and anticipate that we will continue to experience, pricing pressure in many of our core businesses. Many of our businesses compete with other domestic and international banks and financial services companies, such as custody banks, investment advisors, broker/dealers, outsourcing companies and data processing companies. Many of our competitors, including our competitors in core services, have substantially greater capital resources. In some of our businesses, we are service providers to significant competitors. These competitors are in some instances significant customers, and the retention of these customers involves additional risks, such as the avoidance of actual or perceived conflicts of interest and the maintenance of high levels of service quality. The ability of a competitor to offer comparable or improved products or services at a lower price would likely negatively affect our ability to maintain or increase our profitability. Many of our core services are subject to contracts that have relatively short terms or may be terminated by our customer after a short notice period. In addition, pricing pressures as a result of the activities of competitors, customer pricing reviews, and rebids, as well as the introduction of new products, may result in a reduction in the prices we can charge for our products and services.

        Our strategy for growth depends upon both attracting new customers and cross-selling additional products and services to our existing customer base. To the extent that we are not able to achieve these goals, we may not be able to attain our financial goals. Substantial risks and uncertainties are associated with the introduction of new products and services, including technical and control requirements that may need to be developed and implemented to offer such products while also managing associated risks. The introduction of new products and services can also entail significant time and resources. Regulatory and internal control requirements, capital requirements, competitive alternatives and shifting market preferences may also determine if such initiatives can be brought to market in a manner that is timely and attractive to our customers. Failure to successfully manage these risks in the development and implementation of new products or services could have a material adverse effect on our business, as well as our results of operations and financial condition.

        Our financial performance depends, in part, on our ability to develop and market new and innovative services and to adopt or develop new technologies that differentiate our products or provide cost efficiencies, while avoiding increased related expenses. The risks we face include rapid technological change in the industry, our ability to access technical and other information from our customers and the significant and ongoing investments required to bring new products and services to market in a timely manner at competitive prices. Our proactive cross-selling of multiple products and services to our customers can exacerbate the negative financial effects associated with the risk of loss of any one customer. Developments in the securities processing industry, including shortened settlement cycles and straight-through processing, have required continued internal procedural enhancements and further technology investment.

        Acquisitions of complementary businesses and technologies, development of strategic alliances and divestitures of portions of our business, in addition to fostering organic growth opportunities, are an active part of our overall business strategy to remain competitive. We may not be able to effectively assimilate services, technologies, key personnel or businesses of acquired companies into our business or service offerings, alliances may not be successful, and we may not achieve related revenue growth or cost savings. In addition, we may not be able to successfully manage the divestiture of identified businesses on satisfactory terms, if at all, and this would reduce anticipated benefits to earnings. Ongoing consolidation within the financial services industry could pose challenges in the markets we serve.

        Acquisitions present risks that differ from the risks associated with our ongoing operations. Our financial results for 2008 and for the next few years may be significantly impacted by our ability to achieve the cost savings and other benefits that we anticipate as a result of the acquisition of Investors Financial in July 2007, as well as our ability to retain its customer base and to successfully cross-sell our products and services to its customers. These cost savings and customer retention goals will be significantly influenced by our ability to convert former Investors Financial customers onto State Street systems in a timely manner and to maintain the level of customer service such customers received from Investors Financial. Future acquisitions may present similar integration, cost savings and customer retention challenges.

        Intellectual property of an acquired business, such as that of Currenex, Inc. acquired in 2007, may be an important component of the value that we agree to pay for such a business; however, these are risks that the acquired business does not own the intellectual property that we believe we are acquiring, that the intellectual property is dependent upon licenses from third parties, that the acquired business infringes upon the intellectual property rights of others, or that the technology does not have the acceptance in the marketplace that we anticipated. Acquisitions of investment servicing businesses such as Investors Financial normally entail information technology systems conversions, which involve operational risks and may result in customer dissatisfaction and defection. Customers of businesses that we acquire, including, in the case of Investors Financial, its largest customer, are competitors of our non-custody businesses. The loss of some of these customers or a significant reduction in revenues generated from them, for competitive or other reasons, would adversely affect the benefits that we expect to achieve from the acquisition.

        Our ability to acquire other entities that provide our core services to achieve greater economies of scale or to expand our product offering is dependent upon our financial resources and our ability to access the capital markets. Due to company-specific issues or lack of liquidity in the capital markets, our ability to continue to expand through acquisitions or to dispose of businesses that no longer are strategic to us may be adversely affected.

        In connection with most acquisitions, before the acquisition can be completed, we must obtain various regulatory approvals or consents, which may include approvals of the Federal Reserve Board, the Massachusetts Commissioner of Banks and other domestic and foreign regulatory authorities. These regulatory authorities may impose conditions on the completion of the acquisition or require changes to its terms. Any such conditions, or any associated regulatory delays, could limit the benefits of the transaction.

        With any acquisition, the integration of the operations and resources of the businesses could result in the loss of key employees, the disruption of our and the acquired company's ongoing businesses, or inconsistencies in standards, controls, procedures and policies that could adversely affect our ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the acquisition. Integration efforts may also divert management attention and resources. The acquisition and combination of a business with our operations may also expose us to risks from unknown or contingent liabilities with respect to which we may have no recourse against the seller. While we normally seek to mitigate that risk through pre-acquisition due diligence, acquisition transactions are often competitive auctions in which we have limited time and access to information to evaluate the risks inherent in the business being acquired, and no or limited recourse against the seller if undisclosed liabilities are discovered after we enter into a definitive agreement.

        We may not achieve the benefits we sought in an acquisition, or, if achieved, those benefits may be achieved later than we anticipated. Failure to achieve anticipated benefits from an acquisition could result in increased costs and lower revenues than expected of the combined company. In addition, if the financial performance associated with an acquisition falls short of expectations, it may result in impairment charges associated with the goodwill or other intangible assets recorded as part of the acquisition.

Reputational Risk

        Our relationship with many of our customers is predicated upon our reputation as a fiduciary and a service provider that adheres to the highest standards of ethics, service quality and regulatory compliance. Adverse publicity, regulatory actions, litigation, operational failures, the failure to meet client expectations and other issues could materially and adversely affect our reputation and our ability to retain and attract customers. We do not have the same level of financial resources as some of our competitors and therefore may not be in a position to provide financial support to any of our investment products that require support to meet customer expectations. A failure to provide such support could damage our reputation among current and prospective customers. Preserving and enhancing our reputation also depends on maintaining systems and procedures that address known risks and regulatory requirements, as well as our ability to identify and mitigate additional risks that arise due to changes in our businesses and the marketplaces in which we operate, the regulatory environment and customer expectations. If any of these developments, including the customer concerns announced in January 2008 related to certain SSgA active fixed-income strategies, has a material effect on our reputation, our business will suffer.

Financial Markets Risk

        As asset values in worldwide financial markets increase or decrease, our opportunities to invest in and service financial assets change. Given that a portion of our fee revenue is based on the value of assets under custody and management, fluctuations in the valuation of worldwide securities markets will affect revenue. Many of the costs of providing our services are relatively fixed; therefore, a decline in revenue could have a disproportionate effect on our earnings. In addition, if investment performance in our asset management business fails to meet either benchmarks or the performance of our competitors, we could experience a decline in assets under management and a reduction in the fees that we earn, irrespective of economic or market conditions. The significant declines in equity and other financial markets globally during 2008 have negatively impacted and are likely to continue to adversely affect our fee income, which is based in part upon average net assets under custody, administration or management.

        We have increased the portion of our management fee revenue that is generated from enhanced index and actively managed products, with respect to which we generally receive higher fees compared to passive products. We may not be able to continue to increase this segment of our business at the same rate that we have achieved in the past few years. The amount of assets in active fixed-income strategies, for example, has been adversely impacted since 2007. In addition, with respect to certain of our enhanced index and actively managed products, we have entered into performance fee arrangements, where the management fee revenue we earn is based on the performance of managed funds against specified benchmarks. The reliance on performance fees increases the potential volatility of our management fee revenue.

        Financial markets trading businesses, as well as our asset and liability management activities, are also subject to market risks. Adverse movements in levels and volatilities of financial markets could cause losses that may affect our consolidated results of operations and financial condition. In addition, changes in investor and rating agency perceptions regarding certain asset classes or structures can also affect volatility, liquidity and market prices, which, in turn, can lead to losses. The degree of volatility in foreign exchange rates can affect our foreign exchange trading revenue. In general, we benefit from currency volatility, although it can increase risk. Foreign exchange revenue, all other things being equal, is likely to decrease during times of decreased currency volatility. In addition, as our business grows globally, our exposure to changes in foreign currency exchange rates could affect our levels of revenue, expense and earnings, as well as the value of our investment in our non-U.S. operations.

Interest-Rate Risk

        State Street's financial performance could be unfavorably affected by changes in interest rates as they impact our asset and liability management activities. The levels of global market interest rates, the shape of these yield curves (changes in the relationship between short-and long-term interest rates), the direction and speed of interest rate changes, and the asset and liability spreads relative to the currency and geographic mix of our interest-earning assets and interest-bearing liabilities, affect our net interest revenue. Our ability to anticipate these changes and/or to hedge the related exposures on and off our consolidated balance sheet can significantly influence the success of our asset and liability management activities and the resulting level of our net interest revenue. The impact of changes in interest rates will depend on the relative durations of assets and liabilities in accordance with their relevant currencies. In general, sustained lower interest rates, a flat or inverted yield curve and narrow interest-rate spreads have a constraining effect on our net interest revenue.

Operational Risk

        Operational risk is inherent in all of State Street's activities. Our customers have a broad array of complex and specialized servicing, confidentiality and fiduciary requirements. We have established policies, procedures and systems designed to comply with these regulatory and operational risk requirements. We also face the potential for loss resulting from inadequate or failed internal processes, employee supervisory or monitoring mechanisms, or other systems or controls, and from external events, which could materially affect our future results of operations. We may also be subject to disruptions from events that are wholly or partially beyond our control, which could cause delays or disruptions to operational functions, including information processing and financial market settlement functions. In addition, our customers, vendors and counterparties could suffer from such events. Should these events affect us, or the customers, vendors or counterparties with which we conduct business, our results of operations could be negatively affected.

        Our success depends, in large part, on our ability to attract and retain key people. Competition for the best people in most activities in which we engage can be intense and we may not be able to hire people or retain them. The unexpected loss of services of one or more of our key personnel could have a material adverse impact on our business because of their skills, their knowledge of our markets, their years of industry experience and, in some cases, the difficulty of promptly finding qualified replacement personnel. Similarly, the loss of key staff, either individually or as a group, can adversely impact customer perception of our ability to continue to manage certain types of investment management mandates. In some of our businesses, we have experienced significant employee turnover, which increases costs, requires additional training and increases the potential for operational risks.

        We enter into long-term fixed-price contracts to provide middle office or investment manager and hedge fund manager operations outsourcing services to customers, services related but not limited to certain trading activities, cash reporting, settlement and reconciliation activities, collateral management and information technology development. These relationships have been an area of rapid growth in our business, and if the demand for these types of services were to decline, we could see a slow down in the growth rate of our revenue. The long-term contracts for these relationships require considerable up-front investment by us, including technology and conversion costs, and carry the risk that pricing for the products and services we provide might not prove adequate to generate expected operating margins over the term of the contracts. Profitability of these contracts is largely a function of our ability to accurately calculate pricing for our services and our ability to control our costs and maintain the relationship with the customer for an adequate period of time to recover our up-front investment. Performance risk exists in each contract, given our dependence on successful conversion and implementation onto our own operating platforms of the service activities provided. In addition, our failure to meet specified service levels may adversely affect our revenue from such arrangements, or permit early termination of the contracts by the customer. Finally, if the current decline in overall market securities valuations persists or our customers are unable to grow their businesses, these relationships may not be successful.

        We actively strive to achieve significant cost savings by shifting certain business processes to lower-cost geographic locations, while continuing to maintain service quality, control and effective management of risks within these business operations. This transition to a true "shared services" operational model focuses on certain core service offerings, including middle- and back-office reconciliations, securities processing and transfer agency activities. We have employed various structural arrangements to achieve these goals, including forming joint ventures and wholly-owned subsidiaries and establishing operations in lower cost areas, such as Eastern Europe, India and China, and outsourcing to vendors in various jurisdictions. The increased elements of risk that arise from conducting certain operating processes in some jurisdictions could lead to an increase in reputational risk. During periods of transition, greater operational risk and client concern exists regarding the continuity of a high level of service delivery. The extent and pace at which we are able to move functions to lower-cost locations may also be impacted by regulatory and customer acceptance issues. Such relocation of functions also entails costs, such as technology and real estate expenses, that partially offset the financial benefits of the lower-cost locations.

        Our businesses depend on information technology infrastructure to record and process a large volume of increasingly complex transactions, in many currencies, on a daily basis, across numerous and diverse markets. Any interruptions, delays and/or breakdowns of this infrastructure can result in significant costs and reputational damage.

        Our businesses and relationships with customers are also dependent upon our ability to maintain the confidentiality of our and our customers' trade secrets and confidential information (including personal data about our employees, our customers and our customers' customers). While we undertake significant efforts to maintain and protect confidential information from theft, loss or other misappropriation, unauthorized access to such information can occur. Any theft, loss or other misappropriation of confidential information could have a material adverse impact on our competitive positions, our relationships with our customers and our reputation and could subject us to regulatory inquiries and enforcement, civil litigation and possible financial liability or costs.

        To the extent that we are not able to protect our intellectual property through patents or other means, we are also exposed to the risk that employees with knowledge of such intellectual property may leave and seek to exploit our intellectual property for their own or others' advantage.

Litigation Risks

        From time to time, our customers may make claims and take legal action relating to our performance of fiduciary or contractual responsibilities. If such claims and legal actions are not resolved in a manner favorable to us, such claims may result in financial liability to State Street and/or adversely affect the market perception of us and our products and services, and could impact customer demand for our products and services. We record balance sheet reserves for probable loss contingencies, including litigation and operational losses. However, we cannot always accurately estimate our ultimate exposure. As a result, any reserves we establish to cover any settlements, judgments or operational losses may not be sufficient to cover our actual financial exposure. Any underestimation or overestimation could have a material impact on our consolidated financial condition or results of operations.

        In connection with certain of SSgA's active fixed-income strategies, we established a reserve to cover legal exposure and related costs in connection with such strategies as of December 31, 2007. Among other things, the portfolio managers for certain actively managed fixed-income strategies materially increased the exposure of these strategies to securities collateralized by sub-prime mortgages and shifted the weighting of these portfolios to more highly rated sub-prime instruments. During the third quarter of 2007, as the liquidity and valuations of these securities, including the more highly rated instruments, came under increased pressure, the performance of these strategies was adversely, and in some cases significantly, affected. The underperformance, which was greater than that typically associated with fixed-income funds, also caused a number of our customers to question whether the execution of these strategies was consistent with their investment intent. This has resulted in several civil suits, including putative class action claims, applicable both to funds registered under the Investment Company Act of 1940 and to those that are exempt from such registration. These lawsuits allege, among other things, that we failed to comply with applicable investment limitations, disclosure obligations and our requisite standard of care in managing these active funds, including those where we act as a fiduciary under ERISA. We have also received and are in the process of responding to inquiries or subpoenas from federal and state regulatory authorities regarding SSgA's active fixed-income strategies. Given our desire to fully respond to customer concerns, following the end of the third quarter of 2007, State Street undertook a further review of all the actively managed fixed-income strategies at SSgA that were exposed to sub-prime investments. Based on our review and ongoing discussions with customers who were invested in these strategies, we established a reserve to address our estimated legal exposure.

        The reserve was established based upon our best judgment as to legal exposures and related costs associated with certain actively managed fixed-income investment strategies. As of September 30, 2008, we had made settlement and related payments totaling approximately $390 million, including amounts expended to support certain accounts managed by SSgA that benefit from contractual arrangements with wrap providers. The amount of the reserve is based on certain assumptions. While we believe the reserve represents a reasonable estimate of our legal exposure and other costs associated with these issues, we do not believe that it is feasible to predict or determine the amount of such exposure with certainty. As such, it is possible that we have overestimated or underestimated our exposure. If the amount of our actual exposure is materially different from our reserve, there would be a material impact on our consolidated financial condition and results of operations.

Regulatory/Legal/Accounting/Tax Risk

        Most of our businesses are subject to extensive regulation, and many of the customers to which we provide services are themselves subject to a broad range of regulatory requirements. These regulations may affect the manner and terms of delivery of our services. As a financial institution with substantial international operations, we are subject to extensive regulatory and supervisory oversight, both in the U.S. and overseas in connection with our global operations. Our businesses are subject to stringent regulation and examination by U.S. federal and state governmental and regulatory agencies, including the Federal Reserve, the SEC and the Massachusetts Commissioner of Banks, and self-regulatory organizations (including securities exchanges), and by non-U.S. governmental and regulatory agencies and self-regulatory organizations. The regulations affect, among other things, the scope of our activities and customer services, our capital structure and our ability to fund the operations of our subsidiaries, our lending practices, our dividend policy and the manner in which we market our services. Evolving regulations, such as the Basel II and other global regulatory capital framework, short selling regulations and anti-money laundering regulations, can require significant effort on our part to ensure compliance. New or modified regulations and related regulatory guidance may have unforeseen or unintended adverse effects on the financial services industry.

        If we do not comply with governmental regulations, we may be subject to fines, penalties or material restrictions on our businesses in the jurisdiction where the violation occurred, which may adversely affect our business operations and, in turn, our financial results. Similarly, many of our customers are subject to significant regulatory requirements, and retain our services in order for us to assist them in complying with those legal requirements. Changes in these regulations can significantly affect the services that we are asked to provide, as well as our costs. If we cause customers to fail to comply with these regulatory requirements, we may be liable to them for losses and expenses that they incur. In addition, adverse publicity and damage to our reputation arising from the failure or perceived failure to comply with legal, regulatory or contractual requirements could affect our ability to attract and retain customers or to maintain access to capital markets, or could result in enforcement actions, fines, penalties and lawsuits. In recent years, regulatory oversight and enforcement have increased substantially, imposing additional costs and increasing the potential risks associated with our operations. If this regulatory trend continues, it could adversely affect our operations and, in turn, our financial results.

        In the ordinary course of our business, we are involved from time to time in civil litigation or arbitration, including actions arising out of our contractual, fiduciary or employment relationships. In certain of these actions, claims for substantial monetary damages may be asserted against us. In the ordinary course of our business, we are also subject to various regulatory, governmental and law enforcement inquiries, investigations and subpoenas. These may be directed generally to participants in the businesses in which we are involved or may be specifically directed at us. In regulatory enforcement matters, claims for disgorgement, the imposition of penalties and the imposition of other remedial sanctions are possible. Among other inquiries, investigations and subpoenas, we have received federal and state regulatory inquiries or subpoenas relating to SSgA's active fixed-income strategies as to which we established a reserve in the fourth quarter of 2007. There can be no assurance as to the outcome of the inquiries with regard to the SSgA's fixed-income strategies or any other matter. Additional legal actions or regulatory matters may be initiated from time to time in the future.

        In view of the inherent difficulty of predicting the outcome of such legal actions and regulatory matters, we cannot provide assurance as to the outcome of any pending matter or, if determined adversely to us, the costs associated with any such matter, particularly where the claimant seeks very large or indeterminate damages or where the matter presents novel legal theories, involves a large number of parties or is at a preliminary stage. Based upon the information currently available to us, we do not believe that any pending legal actions or regulatory matters will have a material adverse effect on our consolidated financial condition or results of operations. However, the resolution of certain pending legal actions or regulatory matters, if unfavorable, could have a material adverse effect on our consolidated results of operations for any particular quarter, depending on the magnitude of the loss or liability relative to our results for that quarter.

        New accounting standards, or changes in the interpretation of existing accounting standards, by the Financial Accounting Standards Board or the SEC, can potentially affect our consolidated financial condition and results of operations. These changes are very difficult to predict, and can materially impact how we record and report our consolidated financial condition and results of operations and other financial information. In some cases, we could be required to apply a new or revised standard retroactively, resulting in the revised treatment of certain transactions or activities, and, in some cases, the restatement of prior period financial statements.

        Our businesses can be affected by new tax legislation or the interpretation of existing tax laws worldwide. Changes in tax laws may affect our business directly or indirectly through their impact on the financial markets. In the normal course of business, we are subject to reviews by U.S. and non-U.S. tax authorities. These reviews may result in adjustments to the timing or amount of taxes due and the allocation of taxable income among tax jurisdictions. These adjustments could affect the attainment of our financial goals.

        Prior to 2004, we entered into certain leveraged leases, known as sale-in, lease-out, or SILO, transactions. The Internal Revenue Service, or IRS, challenged our tax deductions arising from those transactions. During the second quarter of 2008, while we were engaged in settlement discussions with them, the IRS won a court victory in a SILO case involving another taxpayer. Shortly after that decision the IRS suspended all SILO settlement discussions and, on August 5, 2008, issued a standard SILO settlement offer to most taxpayers that had such transactions. After reviewing the settlement offer carefully we have decided not to accept it but to continue to pursue our appeal rights within the IRS.

        In accordance with Statement of Financial Accounting Standards, or SFAS, No. 13, Accounting for Leases, we recorded income and deferred tax liabilities with respect to the SILO transactions based on projected pre-tax and tax cash flows. In consideration of the terms of the settlement offer and the context in which it was issued, we have revised our projections of the timing and amount of the tax cash flows and we have reflected those revisions in our leveraged lease accounting under SFAS No. 13. In the third quarter of 2008 we substantially increased our reserve for tax-related interest expense that may be incurred upon resolution of this matter.

        If we were to further revise our projection of the timing or amount of the tax cash flows from the leases, SFAS No. 13 would require us to again recalculate the rate of return and the recognition of income from the leases from inception. In addition to the SFAS No. 13 recalculation, it is possible that we would increase our reserve for tax-related interest expense, which would be recorded as an increase to income tax expense.

Risk Management

        A comprehensive and well-integrated risk management function linked to our strategy and capital is essential to the financial and operational success of our global business activities. We seek to monitor and manage risk on a corporate basis and within specific business units. The types of risk that we monitor and seek to manage include, but are not limited to, operational risk, interest-rate risk, trading risk, fiduciary risk, legal and compliance risk, liquidity risk and credit risk. We have adopted various policies, procedures and systems to monitor and manage risk. There can be no assurance that those policies, procedures or systems are adequate to identify and mitigate all risks inherent in our various businesses. In addition, our businesses and the markets in which we operate are continuously evolving. We may fail to fully understand the implications of changes in our business or the financial markets and fail to adequately or timely enhance our risk framework to address those changes. If our risk framework is ineffective, either because it fails to keep pace with changes in the financial markets or our business or for other reasons, we could incur losses.

        We also measure our material risks. Our measurement methodologies rely upon many assumptions and historical analyses and correlations. There can be no assurance that those assumptions will be correct or that the historical correlations will continue to be relevant. Consequently the measurements that we make for regulatory and economic capital may not adequately capture or express the true risk profiles of our businesses. Additionally, as businesses and markets evolve, our measurements may not accurately reflect those changes. While our risk measures may indicate sufficient capitalization, we may in fact have inadequate capital to conduct our businesses.

Item 9.01.    Exhibits.

(d)
Exhibits

99.1
News release, dated October 15, 2008, announcing third quarter 2008 results of operations and related financial information (such Exhibit 99.1 is furnished and not filed).

99.2
Slide presentation pertaining to the Federal Reserve's Asset Backed Commercial Paper Money Market Liquidity Facility and Commercial Paper Funding Facility (such Exhibit 99.2 is furnished and not filed).

99.3
Slide presentation pertaining to State Street's investment portfolio as of September 30, 2008 (such Exhibit 99.3 is furnished and not filed).

99.4
Slide presentation pertaining to State Street's asset-backed commercial paper conduit program as of September 30, 2008 (such Exhibit 99.4 is furnished and not filed).

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION
	By:	/s/ JAMES J. MALERBA
	Name:	James J. Malerba
	Title:	Executive Vice President and Corporate Controller
Date: October 15, 2008

 EXHIBIT INDEX

Exhibit No.	Description
99.1	News release, dated October 15, 2008, announcing third quarter 2008 results of operations and related financial information (such Exhibit 99.1 is furnished and not filed).
99.2

Slide presentation pertaining to the Federal Reserve's Asset Backed Commercial Paper Money Market Liquidity Facility and Commercial Paper Funding Facility (such Exhibit 99.2 is furnished and not filed).
99.3	Slide presentation pertaining to State Street's investment portfolio as of September 30, 2008 (such Exhibit 99.3 is furnished and not filed).
99.4	Slide presentation pertaining to State Street's asset-backed commercial paper conduit program as of September 30, 2008 (such Exhibit 99.4 is furnished and not filed).

QuickLinks

  Item 2.02. Results of Operations and Financial Condition.
  Item 8.01. Other Events.
  Item 9.01. Exhibits.
SIGNATURES
EXHIBIT INDEX